                            SELECTED BROKER AGREEMENT
                           -------------------------


     Agreement dated _________________, 1993, by and between Metropolitan Life Insurance Company ("Metropolitan" or "Distributor"), a New York corporation, and _______________________ ("Broker"), a _______________________ corporation.

WITNESSETH:

     In consideration of the mutual promises contained herein, the parties hereto agree as follows:

A.   Definitions
     -----------

     (1) VLI Policies - The VLI Policies are flexible premium variable life insurance policies issued by Metropolitan and listed in the attached Schedule A as amended from time to time.

     (2) Variable Contracts - Other variable contracts issued by Metropolitan which the Distributor may from time to time underwrite and make available to Broker for distribution and which are listed in the attached Schedule A as amended from time to time, including variable annuity, variable life insurance, and other variable insurance contracts and certificates.

     (3) Registration Statements - Registration statements and amendments filed with the Securities and Exchange Commission relating to VLI Policies or Variable Contracts, including those for any relevant funding vehicle.

     (4) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to Rules 424 and 497 under the Securities Act of 1933, as amended.

     (5)  1934 Act - The Securities Exchange Act of 1934, as amended.

     (6)  SEC - the Securities and Exchange Commission.

B.   Representations by Distributor and Broker
     -----------------------------------------

     Both Distributor and Broker agree to comply with all applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"), federal and state securities laws, and insurance laws, as well as with all other state or federal laws, rules or regulations that are now or may hereafter become applicable to the transactions which are the subject of this Agreement.

C.   Agreements of Distributor
     -------------------------

     (1) Distributor hereby authorizes Broker, during the term of this Agreement, to solicit applications for the VLI Policies and Variable Contracts listed in the attached Schedule A, as amended from time to time, provided that there is an effective Registration Statement relating to such VLI Policies and such other Variable Contracts and, provided further, that Broker shall not solicit applications for VLI Policies or Variable Contracts except in those states or jurisdictions in which such

VLI Policies or Variable Contracts are qualified for sale under all applicable securities and insurance laws as listed in the attached Schedule A, as amended from time to time. Broker understands that no territory is exclusively assigned hereunder and that Distributor may enter into agreements with other brokers regarding the sale of such VLI Policies and Variable Contracts.

     (2) Distributor, during the term of this Agreement, will notify Broker of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of VLI Policies and Variable Contracts and of any other action or circumstances that may prevent the lawful sale of the VLI Policies and the Variable Contracts in any state or jurisdiction.

     (3) During the term of this Agreement, Distributor shall advise Broker of any amendment to any Registration Statement or supplement to any Prospectus.

     (4) Distributor reserves the right at any time to suspend sales or withdraw the offering of VLI Policies and Variable Contracts in its discretion and without prior notice to the Broker.

     (5) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors.

     Pursuant to the foregoing, Metropolitan shall specifically retain ultimate authority:

     (i)    to appoint and discharge agents marketing insurance on its behalf;

     (ii)   to direct the marketing of its insurance products and services;

     (iii)  to review and approve all advertising concerning its insurance products and services;

     (iv)   to underwrite all insurance policies issued by it;

     (v)    to cancel risks;

     (vi)   to handle all matters involving claims adjusting and payment;

     (vii)  to prepare all policy forms and amendments; and

     (viii) to maintain custody of, responsibility for and control of all investments.

D.   Agreements of Broker
     --------------------

     (1) Broker represents and agrees that it is a registered broker/dealer under the 1934 Act and in such other jurisdictions as the business transacted by it requires, is a member in good standing of the NASD, has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder, and is bonded as required by all applicable laws and regulations. Broker further represents that the agents or representatives of Broker who will be soliciting applications for VLI Policies and Variable Contracts will be duly licensed registered representatives or principals of Broker, will be appropriately licensed under applicable insurance laws and will have received a level of qualification with the NASD appropriate for the relevant VLI Policies and Variable Contracts.

     (2) Commencing at such time as Distributor and Broker shall agree upon, Broker agrees to use its best efforts to find purchasers of the VLI Policies and Variable Contracts. In meeting its obligation to use its best efforts to solicit applications for the VLI Policies and Variable Contracts, Broker shall, during the term of this Agreement, engage in the following activities:

          (a) Continually utilize those training, sales, advertising, and promotional materials which have been approved by the Distributor;

          (b) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its agents or representatives and submit periodic reports to Distributor, as may be requested, on the results of such inspections and the compliance with such procedures; provided however that Broker shall retain sole responsibility for the supervision, inspection and control of its agents and representatives;

          (c) Take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a VLI Policy or a Variable Contract in the absence of reasonable grounds to believe that the purchase of a VLI Policy or a Variable Contract is suitable for such applicant consistent with the suitability guidelines provided by Distributor from time to time.

     (3) Only initial premiums or purchase payments for VLI Policies or Variable Contracts shall be collected by agents or representatives of Broker and shall be remitted promptly in full together with the appropriate applications, forms and any other required documentation to an office designated by the Distributor. Remittances will be made pursuant to the procedures described in the relevant Prospectus. Checks or money orders in payment of premiums or purchase payments shall be drawn to the order of "Metropolitan Life Insurance Company" (or "Metropolitan Life"). To the extent that any premiums or purchase payments for VLI Policies or Variable Contracts are collected directly by Broker or its agents or representatives, Broker shall at all times hold such premiums or purchase payments in a fiduciary capacity and transfer such premiums or purchase payments to an office designated by Distributor by the next business day. Broker acknowledges that Distributor shall have the unconditional right to reject, in whole or in part, any application for a VLI Policy or a Variable Contract. In the event Distributor rejects an application, Distributor will immediately return any payment directly to the purchaser and Broker will be notified of such action. In the event that any purchaser of a VLI Policy or a Variable Contract elects to return such VLI Policy or Variable Contract pursuant to any law or contractual provision, any payment made will be refunded to the purchaser and Broker will be notified of such action.

     (4) Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, its agents or representatives, or any employees thereof as employees of Distributor in connection with the solicitation of applications for VLI Policies or Variable Contracts. Broker, its agents or representatives, and its employees shall not hold themselves out to be employees of Distributor in this connection or in any dealings with the public. Broker is not a principal underwriter or agent of any Metropolitan separate account or any funding medium therefor.

     (5) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applicants for VLI Policies or Variable Contracts hereunder other than generic advertising material which does not make specific reference to Distributor, the VLI Policies or the Variable Contracts will not be used without the prior written consent of Distributor.

     (6) Solicitation and other activities by Broker shall be undertaken only in accordance with applicable laws and regulations. Broker represents that no commissions, or portions thereof, or other compensation for the sale of VLI Policies or Variable Contracts will be paid to any person or entity which is not duly licensed and appointed by Metropolitan as a life insurance and variable contract broker or agent of Metropolitan in the appropriate states or other jurisdictions. Broker shall ensure that such agents or representatives fulfil any training requirements necessary to be licensed. Broker understands and acknowledges that neither it nor its agents or representatives is authorized by Distributor to give any information or make any representation in connection with this Agreement or the offering of the VLI Policies or the Variable Contracts or any relevant funding vehicle other than those contained in the Prospectus or other solicitation material authorized in writing by Distributor and agrees to take all reasonable steps necessary to insure that no representations are made or information given that is not contained in the Prospectus or such other solicitation material.
The Prospectus for a VLI Policy or Variable Contract, for any relevant funding vehicle, and any supplements or amendments thereto, shall be delivered to every applicant for that VLI Policy or Variable Contract, provided that any Statement of Additional Information shall be delivered only to any applicant who requests one except where otherwise required by law.

     (7) Neither Broker nor its agents or representatives shall have authority on behalf of Distributor to: make, alter or discharge any VLI Policy, Variable Contract or other form; receive any monies or payments due, or to become due, to Metropolitan except as set forth in Section D(3) of this Agreement; adjust or settle any claim or commit Distributor with respect thereto, or bind Distributor or any of its affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to Distributor's business without its prior written consent, unless Broker is named in such proceedings. Broker shall not expend, nor contract for the expenditure of, the funds of Distributor nor shall Broker possess or exercise any authority on behalf of the Distributor other than that expressly conferred on Broker by this Agreement.

     (8) Broker agrees to prepare any forms necessary to comply with applicable state insurance laws or regulations or received from Distributor in connection with the sale of VLI Policies or Variable Contracts as replacement for other insurance or annuity products and to send such forms to Distributor. In the alternative, if such forms are not required but information with respect to replacement is required, Broker will transmit such information in writing to Distributor. Broker further agrees to notify Distributor when sales of VLI Policies or Variable Contracts are replacement contracts. Such notification shall not be later than the time that Broker submits to Distributor the information required to calculate commissions payable hereunder.

     (9) Broker agrees to furnish Distributor or any appropriate regulatory authority with any information or reports in connection with its responsibilities under this Agreement which such person may reasonably request in order to ascertain whether the operations of Distributor related to the VLI Policies and Variable Contracts are being conducted in a manner consistent with applicable laws or regulations.

E.   Compensation
     ------------

     (1) Distributor shall arrange for payment of any commissions to Broker or its designee as compensation for the sale of each VLI Policy or Variable Contract sold by an agent or representative of Broker. The amount of such compensation, if any, shall be paid monthly and shall be based on a schedule which is determined by agreement of Distributor and Broker. Distributor shall indemnify to Broker with each such payment the name or names of the agent(s) or representative(s) of Broker who solicited each VLI Policy or Variable Contract covered by the payment. Broker will be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such agents or representatives.

     (2) Any indebtedness of Broker to Distributor shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement, shall be subordinate to the right of Distributor to offset such compensation against any indebtedness of the Broker to Distributor.

     (3) Neither Broker nor any of its agents or representatives shall have any right to withhold or deduct any part of any purchase payment it shall receive for the purposes of payment of commission or otherwise.

     (4) No compensation shall be payable, and any compensation already paid shall be returned to Distributor on request, under each of the following conditions:

          (a) If Distributor, in its sole discretion, determines not to issue the VLI Policy or Variable Contract applied for,

          (b) if Distributor refunds the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

          (c) if Distributor refunds the premium paid by applicant as a result of a complaint by applicant, recognizing that Distributor has sole discretion to refund premiums paid by applicants, or

          (d) if Distributor determines that any person signing an application who is required to be licensed or any other person or entity receiving compensation for soliciting purchases of the VLI Policies or Variable Contracts is not duly licensed to sell the VLI Policies or Variable Contracts in the jurisdiction of such attempted sale.

     (5) Broker, either directly or by reimbursing Distributor on request, shall pay all other expenses of soliciting applications for the VLI Policies or Variable Contracts, including but not limited to expenses relating to sales literature and advertisements originated by Broker.

F.   Complaints and Investigations
     -----------------------------

     (1) Broker and Distributor jointly agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the VLI Policies or the Variable Contracts. Broker and Distributor further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Broker, Distributor, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with the VLI Policies or Variable Contracts.

     (2) Both the Broker and Distributor jointly agree to investigate any customer complaint in connection with the VLI Policies or the Variable Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for a VLI Policy or a Variable Contract or his/her legal representative, or indirectly from a regulatory agency to which he or she or his/her legal representative has expressed a grievance.


     (3) Such cooperation referred to in Sections F(1) and F(2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation, proceeding, or customer complaint, forwarding to the other party a copy of any written materials in connection with the matter (or a written statement of an oral complaint) and such additional information as may be necessary to furnish a complete understanding of same, and, in the case of a customer complaint, consulting with the other party, prior to responding thereto, and, thereafter, providing each other with copies of all written responses.

     (4)  Notwithstanding Sections F(1), F(2) and F(3),

Distributor retains discretion to resolve complaints or grievances of applicants, policyholders or others with respect to the VLI Policies and Variable Contracts.

G.   Records and Administration
     --------------------------

     (1) Once a VLI Policy or Variable Contract has been issued, it will be mailed promptly to the applicant, accompanied by any applicable Notice Of Withdrawal Right and additional appropriate documents. Distributor will confirm or cause to be confirmed to customers of Broker all VLI Policy and Variable Contract transactions, as and to the extent legally required and will administer all of the VLI Policies or Variable Contracts after they have been delivered, but may from time require assistance from Broker.

     (2) Broker will maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that Distributor may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by Distributor as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect Metropolitan's right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the VLI Policies and

Variable Contracts, which right is hereby recognized and affirmed. Distributor and Broker agree that each shall retain all records pertaining to Metropolitan's VLI Policies and Variable Contracts operations as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as confidential information and neither party shall reveal or disclose such confidential information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities, except, however, that nothing contained herein shall be deemed to interfere with any document, record or other information which by law, is a matter of public record.

H.   Indemnification
     ---------------

     (1) Distributor will indemnify and hold harmless Broker from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Broker may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus for any of the VLI Policies, Variable Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that Distributor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Prospectus, amendment or supplement in reliance upon and in conformity with information furnished by Broker specifically for use in the preparation thereof.

     Distributor shall not indemnify Broker for any action where an applicant for any of the VLI Policies or Variable Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a VLI Policy or Variable Contract, a copy of the appropriate Prospectus(es), any Statement of Additional Information, if requested, and any supplements or amendments to either furnished to Broker by Distributor. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Broker and any person controlling it.

     (2) Broker will indemnify and hold harmless Distributor against any losses, claims, damages or liabilities (or actions in respect thereof), to which Distributor may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus for any of the VLI Policies, Variable Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or based upon the omission or alleged omission to state therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such Prospectus, amendment or supplement, in reliance upon and in conformity with information furnished to Distributor by Broker specifically for use in the preparation thereof; and will reimburse Distributor for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Distributor and any person controlling it.

     (3) Broker shall indemnify and hold harmless Distributor from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which Distributor may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, representatives or principals, including but not limited to improper solicitation of applications for the VLI Policies or Variable Contracts, except as stated herein. Broker shall indemnify and hold harmless

Distributor for any losses, claims, damages or liabilities (or actions in respect thereof) to which Distributor may become subject, insofar as the losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any unauthorized use of sales materials or advertisements or any oral or written misrepresentations or any unlawful sales practices concerning the VLI Policies or Variable Contracts by Broker, its employees, agents, representatives or principals, except as stated below. Broker shall indemnify and hold Distributor harmless for any penalties, losses or liabilities resulting from Distributor improperly paying any compensation under this Agreement, unless such improper payment was caused by Distributor's negligence or willful misconduct. Unless such improper payment was caused by Broker's negligence or willful misconduct, the indemnity under the immediately preceding sentence shall be limited to all compensation payable to and by Broker pursuant to this Agreement. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Distributor and any person controlling it.

     (4) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

I.   Term of Agreement
     -----------------

          (1) This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement with or without cause upon thirty (30) days' written notice to the other party of its intention to do so.

          (2) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Section F, G and H hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records maintained by or on behalf of Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to Distributor, within 30 days after the effective date of termination, any and all records in its possession which have been specifically maintained in connection with Metropolitan's operations related to the VLI Policies or Variable Contracts. It is expressly understood by Broker and Distributor that Distributor's obligation to pay renewal commissions to Broker for sales of VLI Policies and Variable Contracts hereunder does not survive the termination of this Agreement.

J.   Assignability
     -------------

     This Agreement shall not be assigned by either party without the written consent of the other.

K.   Modification
     ------------

     This Agreement may only be modified in writing signed by both parties.

L.   Notices
     -------

     Notices to be given hereunder shall be addressed as follows:

     Distributor:   Metropolitan Life Insurance Company
                    Specialized Benefit Resources
                    485 B. Metropolitan Corporate Plaza
                    Route One South, Suite 420
                    Iselin, New Jersey 08830

                    Attention: G. Denis Dwyer


Broker:


                    Attention:

M.   Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   METROPOLITAN LIFE INSURANCE COMPANY
                                   (Distributor)


                                   By_________________________________

                                   (Broker)


                                   By_________________________________